CALIFORNIA OIL & GAS CORP.

#312, 407 - 2 Street SW, Calgary, Alberta, T2P2Y3 CANADA

info@caloilandgascorp.com

May 04, 2006

California Oil & Gas Corp. Appointments New CFO and a New Director

Contact:	John G.F. McLeod, President	Tel: (403) 261-1965
	Ryan Mulhearn, Investor Relations	Tel: (604) 733-2886
	North America Toll Free:	1-866-733-2814
Email: caloandg@telus.net

	OTCBB: “COGC”	www.caloilandgas.com

California Oil & Gas Corp. (OTCBB: COGC), a junior energy exploration company, is pleased to announce that Mr. Mel Trethart B.Sc. has been appointed to the Board of Directors and that Mr. Norman S. Johnson, CMA has been appointed as Chief Financial Officer of the Company.

Mr. Trethart has in excess of 35 years experience in engineering operations and management of domestic and international oil and gas projects.

After graduating from the University of Manitoba with a Bachelor of Science degree in Civil Engineering, Mr. Trethart spent 30 years in increasingly responsible engineering and management positions with Amoco Production Company subsidiaries in Canada, Trinidad and the Congo (Brazzaville). His responsibilities included all aspects of drilling, production, engineering and maintenance including heading up Amoco Canada’s Heavy Oil Engineering Group and serving as President and General Manager of Amoco Congo Exploration Company.

From 1995 to 1999, he was the in-country Operations Manager for Arakis Energy’s subsidiary State Petroleum Corporation in Sudan, during the formative stage of a project now producing 350,000 bopd.

Mr. Trethart worked with Rally Energy Corp. as the in-country General Manager, Egypt Operations from 2002 through 2005. Mel is currently Operations Manager for National Petroleum Company in Cairo, Egypt.

Mr. Norman S. Johnson has been appointed as Chief Financial Officer. Mr. Johnson has over 30 years of energy sector experience and has held senior management positions in both financial and administrative roles with publicly traded and privately held corporations.

Mr. Johnson is currently the Chief Financial Officer for Highview Resources Ltd., a publicly traded oil & gas company listed on the TSX Venture Exchange. Mr. Johnson was formerly an officer of a number of publicly traded companies including Constellation Oil & Gas Company and Arakis Energy Corp.

Mr. Johnson graduated from the Southern Alberta Institute of Technology in 1975 with an Accounting & Business Administration Diploma, Accounting Major. In 1978 Mr. Johnson received his Certified Management Accounting designation (“CMA”). Mr. Johnson is currently a member in good standing of the Certified Management Accountants of Alberta.

About California Oil and Gas Corp.

California Oil & Gas Corp. is a publicly traded development stage oil and gas exploration company. It is a party to an agreement with Nomad Hydrocarbons Ltd. pursuant to which it has agreed to participate with Nomad and others in oil and gas projects located in the San Joaquin Basin of California. Nomad has identified several properties in which California Oil & Gas Corp. can participate pursuant to the agreement and is currently negotiating leases for some of them.

On behalf of the Board

/s/ John G.F. McLeod

John G.F. McLeod

Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to, the Company's belief that Nomad Hydrocarbons Ltd. can identify and successfully negotiate leases for oil and gas properties in the San Joaquin Basin in California, and that the Company can participate in the exploration of those properties. Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. Additional information on risks and other factors that may affect the business and financial results of the Company can be found in filings of the Company with the U.S. Securities and Exchange Commission.